Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (October 21, 2020)

Interpublic Announces Third Quarter and First Nine Months 2020 Results

•Third quarter reported net revenue of $1.95 billion, a decrease of 5.2% from a year ago, with organic net revenue decrease of 3.7%, due to impact of COVID-19 macroeconomic disruption
•Third quarter organic change of net revenue was negative 2.4% in the US and was negative 6.0% in International markets
•First nine months reported net revenue decrease of 6.7%, and organic net revenue decrease of 4.5%
•Third quarter reported net income was $279.7 million, including restructuring charges, and adjusted EBITA was $317.2 million before restructuring charges
•Third quarter adjusted EBITA margin of 16.2% before restructuring charges
•Third quarter diluted earnings per share of $0.71 and diluted earnings per share of $0.53 as adjusted
•First nine months diluted earnings per share of $0.61 and diluted earnings per share of $0.87 as adjusted
•Management continued a program of structural operating cost reduction, resulting in restructuring charges in the quarter of $47.3 million
•Management highlights exceptional base of talent, continued investment in offerings, and sustained industry leadership

Michael Roth, Chairman and CEO, IPG:

“At IPG, we continue to stay focused on the safety, health and well-being of our employees, clients, and key partners. In light of the very challenging environment, we are proud of our results in the quarter, and the work our people are doing under such challenging and extraordinary circumstances. This level of performance demonstrates how effectively our companies and our people have adjusted to new ways of working.”

“During the quarter, we continued to stay close to clients, and invest in our offerings, while managing operating expenses to revenue. Unquestionably, there will be enduring consumer changes because of the pandemic, including the mass shift to ecommerce, the emergence of digital consumer experience, and a deeper accountability for brand authenticity and purpose. At IPG, we are distinctively well-resourced with outstanding talent and tools to help marketers re-think and re-imagine their brands. Our new business pipeline continues to be active, and has begun to recover relative to earlier this year. We continue our program of structural operating cost reduction to lower our expense base, and raise our margin potential going forward. Our balance sheet and liquidity continue to be further areas of strength.”

“Looking forward to our important fourth quarter, visibility remains unclear for as long as COVID-19 is disrupting everyday life and macroeconomic conditions. As always, we will be disciplined in how we manage the business, aligning expenses closely to any changes in revenue. We look forward to returning to our strong trajectory of organic revenue and profit growth as a macro recovery takes hold. We are thankful for the continued close partnership with
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

our clients, and proud of our employees around the world for their outstanding work and productivity despite all the challenges brought by the pandemic.”

Summary

Revenue
•Third quarter 2020 net revenue was $1.95 billion, compared to $2.06 billion in the third quarter of 2019. During the quarter, the organic net revenue decrease was 3.7%, while the effect of foreign currency translation was negative 0.3%, and the impact of net dispositions was negative 1.2%. Third quarter 2020 total revenue, which includes billable expenses, was $2.13 billion, compared to $2.44 billion in 2019.
•First nine months 2020 net revenue was $5.78 billion, compared to $6.19 billion in the first nine months of 2019. During the first nine months of 2020, the organic net revenue decrease was 4.5%, while the effect of foreign currency translation was negative 1.2%, and the impact of net dispositions was negative 1.0%. First nine months 2020 total revenue, which includes billable expenses, was $6.51 billion, compared to $7.32 billion in 2019.

Operating Results
•Operating income in the third quarter of 2020 was $248.6 million, including restructuring charges of $47.3 million, compared to $280.3 million in 2019. Adjusted EBITA was $317.2 million before restructuring charges in the third quarter of 2020, compared to adjusted EBITA of $302.0 million for the same period in 2019. Adjusted EBITA margin on net revenue was 16.2% before restructuring charges, compared to adjusted EBITA margin of 14.7% in 2019.
•Operating income in the first nine months of 2020 was $365.0 million, including restructuring charges of $159.9 million, compared to $594.7 million in 2019. Adjusted EBITA was $589.3 million before restructuring charges in the first nine months of 2020, compared to $691.1 million for the same period in 2019. Adjusted EBITA margin on net revenue was 10.2% before restructuring charges, compared to 11.2% for the same period in 2019.
•In the third quarter and first nine months of 2020, the Company recognized restructuring charges of $47.3 million and $159.9 million, respectively. We expect that our restructuring actions in this year's second and third quarters will together result in annualized structural operating expense savings of $110 to $130 million.
•Refer to reconciliations on page 12 for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•Income tax benefit in the third quarter of 2020 was $86.3 million on income before income taxes of $192.6 million, primarily due to an income tax benefit of $136.2 million related to the finalization and settlement of the U.S. Federal income tax audit from years 2006 through 2016.
•Third quarter 2020 net income available to IPG common stockholders was $279.7 million, resulting in earnings of $0.72 and $0.71 per basic and diluted share, respectively, compared to $0.43 and $0.42 for the same period in 2019. Adjusted earnings were $0.53 per diluted share, compared to adjusted earnings of $0.49 per diluted share a year ago. Third quarter 2020 adjusted earnings excludes after-tax amortization of acquired intangibles of $17.0 million, after-tax restructuring charges of $36.5 million, an after-tax loss of $6.5 million on the sales of businesses and a net positive impact of $132.6 million from discrete tax items.
•Income tax benefit in the first nine months of 2020 was $50.1 million on income before income taxes of $187.7 million, primarily due to an income tax benefit of $136.2 million related to the finalization and settlement of the U.S. Federal income tax audit from years 2006 through 2016.
•First nine months 2020 net income available to IPG common stockholders was $238.8 million, resulting in earnings of $0.61 per basic and diluted share, compared to $0.85 and $0.84 per basic and diluted share, respectively, for the same period in 2019. Adjusted earnings were $0.87 per diluted share compared to adjusted earnings of $1.05 per diluted share a year ago. First nine months 2020 adjusted earnings excludes after-tax amortization of acquired intangibles of $51.7 million, after-tax restructuring charges of $123.7 million, an after-tax loss of $48.8 million on the sales of businesses and a net positive impact of $122.6 million from discrete tax items.
•Refer to reconciliations on pages 10 through 14 for further detail.

Operating Results

Revenue
Net revenue of $1.95 billion in the third quarter of 2020 decreased 5.2% compared with the same period in 2019. During the quarter, the effect of foreign currency translation was negative 0.3%, the impact of net dispositions was negative 1.2%, and the resulting organic net revenue decrease was 3.7%. Total revenue, which includes billable expenses, was $2.13 billion in the third quarter of 2020, compared to $2.44 billion in 2019.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net revenue of $5.78 billion in the first nine months of 2020 decreased 6.7% compared with the same period in 2019. During the first nine months of 2020, the effect of foreign currency translation was negative 1.2%, the impact of net dispositions was negative 1.0%, and the resulting organic net revenue decrease was 4.5%. Total revenue, which includes billable expenses, was $6.51 billion in the first nine months of 2020, compared to $7.32 billion in 2019.

Operating Expenses
For the third quarter and first nine months of 2020, total operating expenses, excluding billable expenses, decreased by 4.2% and 3.3%, respectively, and excluding 2020 and first-quarter 2019 restructuring charges, 6.9% and 5.6%, respectively.

Salaries and related expenses decreased 4.8% to $1.27 billion during the third quarter of 2020, compared to $1.33 billion for the same period in 2019. The decrease was primarily driven by reductions in base salaries, benefits and tax and lower temporary help in response to the declines in net revenue, primarily due to the effects of the COVID-19 pandemic on economic conditions. The cumulative decreases were partially offset by increased severance and incentive expenses. The increase in incentive expense for the quarter is related to better than projected performance in the quarter as well as timing related adjustments in the comparable prior-year quarter. During the first nine months of 2020, salaries and related expenses decreased 3.3% to $4.00 billion, compared to $4.14 billion for the same period in 2019, primarily driven by factors similar to those noted above for the third quarter of 2020.

Office and other direct expenses decreased as a percentage of net revenue to 15.8% during the third quarter of 2020, compared to 17.8% a year ago, and decreased as a percentage of net revenue to 17.4% during the first nine months of 2020, compared to 18.5% a year ago. The decreases were mainly due to decreases in travel and entertainment expenses and new business and promotion expenses as well as lower occupancy expense and professional consulting fees, partially offset by an increase in bad debt expense and a year-over-year change in contingent acquisition obligations.

Selling, general and administrative expenses remained flat as a percentage of net revenue for the third quarter of 2020, compared to the same period in 2019. For the first nine months of 2020, selling, general and administrative expenses decreased as a percentage of net revenue to 0.6%, compared to 1.1% a year ago, primarily attributable to a decrease in employee insurance expense, as well as a decrease in travel and entertainment expenses.

Depreciation and amortization slightly increased as a percentage of net revenue to 3.6% during the third quarter of 2020, compared to 3.3% a year ago, and increased as a percentage of net revenue to 3.8% during the first nine months of 2020, compared to 3.4% a year ago.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Restructuring charges in the third quarter and first nine months of 2020 were $47.3 million and $159.9 million, respectively, related to actions taken, with the objective of lowering our operating expenses structurally and permanently relative to revenue and accelerating the transformation of our business. With these actions, the Company is exiting approximately 900,000 square feet of leased space in approximately 60 locations around the world and reducing its global workforce by approximately 2%.

Most of these actions are based on our recent experience and learning in the COVID-19 pandemic and a resulting review of our operations, which continues, to address certain operating expenses such as occupancy expense and salaries and related expenses. This compares to restructuring charges of $33.9 million in the first nine months of 2019.

Non-Operating Results and Tax
Net interest expense increased by $4.5 million to $44.7 million in the third quarter of 2020 from a year ago, and decreased by $3.4 million to $122.7 million in the first nine months of 2020 from a year ago.

Other expense, net was $11.3 million in the third quarter of 2020 and $54.6 million in the first nine months of 2020, which primarily included losses on the sales of certain small, non-strategic businesses.

The income tax benefit in the third quarter of 2020 was $86.3 million on income before income taxes of $192.6 million, primarily due to an income tax benefit of $136.2 million related to the finalization and settlement of the U.S. Federal income tax audit from years 2006 through 2016. This compares to an income tax provision of $64.6 million for the third quarter of 2019 on income before income taxes of $232.7 million.

The income tax benefit in the first nine months of 2020 was $50.1 million on income before income taxes of $187.7 million, primarily driven by the same factor noted above for the third quarter of 2020. This compares to an income tax provision of $118.7 million in the first nine months of 2019 on income before income taxes of $450.5 million.

Balance Sheet
At September 30, 2020, cash and cash equivalents totaled $1.63 billion, compared to $1.19 billion at December 31, 2019 and $520.5 million on September 30, 2019. Total debt was $3.96 billion at September 30, 2020, compared to $3.33 billion at December 31, 2019. The increase in debt is primarily due to our issuance of $650.0 million in aggregate principal amount of senior notes on March 30, 2020.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Common Stock Dividend
During the third quarter of 2020, the Company declared and paid a common stock cash dividend of $0.255 per share, for a total of $99.4 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue growth, Adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to pages 10 to 14 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

# # #
About Interpublic
Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #
Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;
◦the outbreak of the novel coronavirus (COVID-19), including the measures to contain its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and
◦failure to realize the anticipated benefits on the acquisition of the Acxiom business.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2020 AND 2019 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended September 30,
	2020	2019	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$1,954.6	$2,061.4	(5.2)%
Billable Expenses	170.9	376.7	(54.6)%
Total Revenue	2,125.5	2,438.1	(12.8)%

Operating Expenses:
Salaries and Related Expenses	1,269.9	1,334.4	4.8%
Office and Other Direct Expenses	307.9	367.9	16.3%
Billable Expenses	170.9	376.7	54.6%
Cost of Services	1,748.7	2,079.0	15.9%
Selling, General and Administrative Expenses	9.9	9.8	(1.0)%
Depreciation and Amortization	71.0	69.0	(2.9)%
Restructuring Charges	47.3	0.0	>(100)%
Total Operating Expenses	1,876.9	2,157.8	13.0%
Operating Income	248.6	280.3	(11.3)%

Expenses and Other Income:
Interest Expense	(50.8)	(49.7)
Interest Income	6.1	9.5
Other Expense, Net	(11.3)	(7.4)
Total (Expenses) and Other Income	(56.0)	(47.6)

Income Before Income Taxes	192.6	232.7
(Benefit of) Provision for Income Taxes	(86.3)	64.6
Income of Consolidated Companies	278.9	168.1
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.4)	0.3
Net Income	278.5	168.4
Net Loss (Income) Attributable to Noncontrolling Interests	1.2	(2.8)
Net Income Available to IPG Common Stockholders	$279.7	$165.6

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.72	$0.43
Diluted	$0.71	$0.42

Weighted-Average Number of Common Shares Outstanding:
Basic	389.6	386.7
Diluted	393.9	391.8

Dividends Declared Per Common Share	$0.255	$0.235
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2020 AND 2019 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine Months Ended September 30,
	2020	2019	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$5,780.1	$6,192.1	(6.7)%
Billable Expenses	730.9	1,127.4	(35.2)%
Total Revenue	6,511.0	7,319.5	(11.0)%

Operating Expenses:
Salaries and Related Expenses	3,998.8	4,136.7	3.3%
Office and Other Direct Expenses	1,003.1	1,144.4	12.3%
Billable Expenses	730.9	1,127.4	35.2%
Cost of Services	5,732.8	6,408.5	10.5%
Selling, General and Administrative Expenses	36.4	69.3	47.5%
Depreciation and Amortization	216.9	213.1	(1.8)%
Restructuring Charges	159.9	33.9	>(100)%
Total Operating Expenses	6,146.0	6,724.8	8.6%
Operating Income	365.0	594.7	(38.6)%

Expenses and Other Income:
Interest Expense	(145.4)	(151.1)
Interest Income	22.7	25.0
Other Expense, Net	(54.6)	(18.1)
Total (Expenses) and Other Income	(177.3)	(144.2)

Income Before Income Taxes	187.7	450.5
(Benefit of) Provision for Income Taxes	(50.1)	118.7
Income of Consolidated Companies	237.8	331.8
Equity in Net Loss of Unconsolidated Affiliates	(0.6)	(0.1)
Net Income	237.2	331.7
Net Loss (Income) Attributable to Noncontrolling Interests	1.6	(4.6)
Net Income Available to IPG Common Stockholders	$238.8	$327.1

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.61	$0.85
Diluted	$0.61	$0.84

Weighted-Average Number of Common Shares Outstanding:
Basic	388.9	385.8
Diluted	392.6	390.3

Dividends Declared Per Common Share	$0.765	$0.705

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Various Discrete Tax Items[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$248.6	$(21.3)	$(47.3)			$317.2

Total (Expenses) and Other Income[4]	(56.0)			$(8.6)		(47.4)
Income Before Income Taxes	192.6	(21.3)	(47.3)	(8.6)		269.8
(Benefit of) Provision for Income Taxes	(86.3)	4.3	10.8	2.1	$132.6	63.5
Equity in Net Loss of Unconsolidated Affiliates	(0.4)					(0.4)
Net Loss Attributable to Noncontrolling Interests	1.2					1.2
Net Income Available to IPG Common Stockholders	$279.7	$(17.0)	$(36.5)	$(6.5)	$132.6	$207.1

Weighted-Average Number of Common Shares Outstanding - Basic	389.6					389.6
Dilutive effect of stock options and restricted shares	4.3					4.3
Weighted-Average Number of Common Shares Outstanding - Diluted	393.9					393.9

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.72	$(0.04)	$(0.09)	$(0.02)	$0.34	$0.53
Diluted	$0.71	$(0.04)	$(0.09)	$(0.02)	$0.34	$0.53

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $136.2 related to the finalization and settlement of the U.S. Federal income tax audit for years 2006 through 2016 partially offset by $3.6 of tax expense related to the estimated costs associated with our change in our APB 23 assertion for certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Various Discrete Tax Items[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$365.0	$(64.4)	$(159.9)			$589.3

Total (Expenses) and Other Income[4]	(177.3)			$(51.8)		(125.5)
Income Before Income Taxes	187.7	(64.4)	(159.9)	(51.8)		463.8
(Benefit of) Provision for Income Taxes	(50.1)	12.7	36.2	3.0	$122.6	124.4
Equity in Net Loss of Unconsolidated Affiliates	(0.6)					(0.6)
Net Loss Attributable to Noncontrolling Interests	1.6					1.6
Net Income Available to IPG Common Stockholders	$238.8	$(51.7)	$(123.7)	$(48.8)	$122.6	$340.4

Weighted-Average Number of Common Shares Outstanding - Basic	388.9					388.9
Dilutive effect of stock options and restricted shares	3.7					3.7
Weighted-Average Number of Common Shares Outstanding - Diluted	392.6					392.6

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.61	$(0.13)	$(0.32)	$(0.13)	$0.32	$0.88
Diluted	$0.61	$(0.13)	$(0.32)	$(0.12)	$0.31	$0.87

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $136.2 related to the finalization and settlement of the U.S. Federal income tax audit for years 2006 through 2016 partially offset by $13.6 of tax expense related to the estimated costs associated with our change in our APB 23 assertion for certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net Revenue	$1,954.6	$2,061.4	$5,780.1	$6,192.1

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$279.7	$165.6	$238.8	$327.1

Add Back:
(Benefit of) Provision for Income Taxes	(86.3)	64.6	(50.1)	118.7
Subtract:
Total (Expenses) and Other Income	(56.0)	(47.6)	(177.3)	(144.2)
Equity in Net (Loss) Income of Unconsolidated Affiliates	(0.4)	0.3	(0.6)	(0.1)
Net Loss (Income) Attributable to Noncontrolling Interests	1.2	(2.8)	1.6	(4.6)
Operating Income	248.6	280.3	365.0	594.7

Add Back:
Amortization of Acquired Intangibles	21.3	21.7	64.4	64.6

Adjusted EBITA	$269.9	$302.0	$429.4	$659.3
Adjusted EBITA Margin on Net Revenue %	13.8%	14.7%	7.4%	10.6%

Restructuring Charges[1]	47.3	N/A	159.9	31.8

Adjusted EBITA before Restructuring Charges	$317.2	N/A	$589.3	$691.1
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	16.2%	N/A	10.2%	11.2%

1 In the second and third quarters of 2020, the Company took restructuring actions to lower our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business. The adjustment of $31.8 for restructuring charges for the nine months ended September 30, 2019 only includes restructuring charges from the the first quarter of 2019, which relate to a cost initiative to better align our cost structure with our revenue due to client losses occurred in 2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2019
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA[2]	$280.3	$(21.7)		$302.0

Total (Expenses) and Other Income[3]	(47.6)		$(7.7)	(39.9)
Income Before Income Taxes	232.7	(21.7)	(7.7)	262.1
Provision for Income Taxes	64.6	4.2	—	68.8
Equity in Net Income of Unconsolidated Affiliates	0.3			0.3
Net Income Attributable to Noncontrolling Interests	(2.8)			(2.8)
Net Income Available to IPG Common Stockholders	$165.6	$(17.5)	$(7.7)	$190.8

Weighted-Average Number of Common Shares Outstanding - Basic	386.7			386.7
Dilutive effect of stock options and restricted shares	5.1			5.1
Weighted-Average Number of Common Shares Outstanding - Diluted	391.8			391.8

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.43	$(0.05)	$(0.02)	$0.49
Diluted	$0.42	$(0.04)	$(0.02)	$0.49

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA on page 12.
[3] Consists of non-operating expenses including interest expense, net and other expense, net.
[4] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2019
	As Reported	Amortization of Acquired Intangibles	Q1 2019 Restructuring Charges	Net Losses on Sales of Businesses[1]	Settlement of Certain Tax Positions	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$594.7	$(64.6)	$(31.8)			$691.1

Total (Expenses) and Other Income[3]	(144.2)			$(22.3)		(121.9)
Income Before Income Taxes	450.5	(64.6)	(31.8)	(22.3)		569.2
Provision for Income Taxes	118.7	12.6	7.6	—	$13.9	152.8
Equity in Net Loss of Unconsolidated Affiliates	(0.1)					(0.1)
Net Income Attributable to Noncontrolling Interests	(4.6)					(4.6)
Net Income Available to IPG Common Stockholders	$327.1	$(52.0)	$(24.2)	$(22.3)	$13.9	$411.7

Weighted-Average Number of Common Shares Outstanding - Basic	385.8					385.8
Dilutive effect of stock options and restricted shares	4.5					4.5
Weighted-Average Number of Common Shares Outstanding - Diluted	390.3					390.3

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.85	$(0.13)	$(0.06)	$(0.06)	$0.04	$1.07
Diluted	$0.84	$(0.13)	$(0.06)	$(0.06)	$0.04	$1.05

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[3] Consists of non-operating expenses including interest expense, net and other expense, net.
[4] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax